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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 26, 2002
              (Date of earliest event reported: September 24, 2002)



                              VERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                001-31342                             54-1387657
    (State or Other Jurisdiction of             (Commission File Number)         (I.R.S. Employer Identification No.)
            Incorporation)


1200 South Hayes Street, Suite 1100, Arlington, Virginia                                                 22202-5005
(Address of Principal Executive Offices)                                                                 (Zip Code)

       Registrant's telephone number, including area code: (703) 575-3100

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On August 12, 2002, Veridian Corporation, a Delaware corporation ("Veridian"), entered into a Stock Purchase Agreement by and among SIGNAL Corporation ("SIGNAL"), Roger Mody and Lori Mody, and Veridian (the "Purchase Agreement"). On September 24, 2002, Veridian consummated the acquisition of SIGNAL, a diversified high technology company providing a wide array of information technology and engineering services to the Department of Defense and to other U.S. government agencies.

           Under the terms of the Purchase Agreement, Veridian acquired all of SIGNAL's stock and related assets for $227 million in cash and notes. Financing for the acquisition consists of available cash, $25 million in seven-year, subordinated sellers notes bearing 9.50% interest, and borrowings under an expanded credit facility. Veridian expanded its current credit facility from $200 million to $360 million, including a six-year $270 million term loan and a five-year $90 million revolving line of credit. At closing, Veridian's total borrowings were $310 million, including the subordinated sellers notes. The effective LIBOR-based interest rate for the upcoming fourth quarter on borrowing under the new credit facility will be approximately 5.30%. Wachovia Securities underwrote and arranged the new facility. Banc of America Securities advised SIGNAL on the transaction.

           The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Credit Agreement, as amended and restated, and the press release issued by Veridian on September 24, 2002 which are filed as Exhibit 2.1, Exhibit 10.2 and Exhibit 99.1, respectively, hereto.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (a)        Financial Statements of Business Acquired.

                      In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be provided no later than December 8, 2002.

           (b) In accordance with Item 7(b)(2) of Form 8-K, the required pro forma financial information will be provided no later than December 8, 2002.

           (c)        Exhibits

                      +2.1 Stock Purchase Agreement, dated as of August 12, 2002, by and among SIGNAL Corporation, Roger Mody, Lori Mody and Veridian Corporation.

                      10.1 First Amendment, dated September 24, 2002, to Credit Agreement, dated June 10, 2002, by and among Veridian Corporation, the lenders from time to time party to the Credit Agreement and Wachovia Bank, National Association.

                      10.2 Credit Agreement, dated as of June 10, 2002, as amended and restated on September 24, 2002, by and among Veridian Corporation, the lenders who are or may become a party to the Credit Agreement, and Wachovia Bank, National Association.

                      10.3       Employment Agreement of Scott Goss.

                      99.1 Press Release dated September 24, 2002 announcing the consummation of the SIGNAL acquisition.

--------------
+ Pursuant to Item 601(b)(2) of Regulation S-K, Veridian agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          VERIDIAN CORPORATION



                          By:    /s/ JERALD S. HOWE, JR.
                             --------------------------------------------------
                          Name:  Jerald S. Howe, Jr.
                               ------------------------------------------------
                          Title: Senior Vice President and General Counsel
                                -----------------------------------------------

Date:  September 26, 2002




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                                  EXHIBIT INDEX


Exhibits

+2.1 Stock Purchase Agreement, dated as of August 12, 2002, by and among SIGNAL Corporation, Roger Mody, Lori Mody and Veridian Corporation.

10.1     First Amendment , dated September 24, 2002, to Credit
         Agreement, dated June 10, 2002, by and among Veridian
         Corporation, the lenders from time to time party to the Credit Agreement and Wachovia Bank, National Association.

10.2 Credit Agreement, dated as of June 10, 2002, as amended and restated on September 24, 2002, by and among Veridian
         Corporation, the lenders who are or may become a party to the Credit Agreement, and Wachovia Bank, National Association.

10.3     Employment Agreement of Scott Goss.

99.1 Press Release dated September 24, 2002 announcing the consummation of the SIGNAL acquisition.

--------------
+ Pursuant to Item 601(b)(2) of Regulation S-K, Veridian agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.